EXECUTION COPY




                              COMMON STOCK PURCHASE

                                    AGREEMENT




                          Dated as of November 27, 2005




                                  by and among




                              DELCATH SYSTEMS, INC.



                                       and



                       THE PURCHASERS LISTED ON EXHIBIT A



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                                TABLE OF CONTENTS



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                                                                                                 Page
ARTICLE I           Purchase and Sale of Common Stock and Warrants................................1
         Section 1.1          Purchase and Sale of Common Stock and Warrants......................1
         Section 1.2          Purchase Price and Closing..........................................1

ARTICLE II          Representations and Warranties................................................2
         Section 2.1          Representations and Warranties of the Company.......................2
         Section 2.2          Representations and Warranties of the Purchasers...................12

ARTICLE III         Covenants....................................................................15
         Section 3.1          Securities Compliance..............................................15
         Section 3.2          Registration and Listing...........................................15
         Section 3.3          Compliance with Laws...............................................15
         Section 3.4          Keeping of Records and Books of Account............................15
         Section 3.5          Reporting Requirements.............................................15
         Section 3.6          Other Agreements...................................................16
         Section 3.7          Use of Proceeds....................................................16
         Section 3.8          Reporting Status; Eligibility to Use Form S-3......................16
         Section 3.9          Disclosure of Transaction..........................................16
         Section 3.10         Disclosure of Material Information.................................16
         Section 3.11         Pledge of Securities...............................................16
         Section 3.12         Subsequent Placements..............................................17
         Section 3.13         Integration........................................................19
         Section 3.14         Reservation of Securities..........................................19

ARTICLE IV          Conditions...................................................................20
         Section 4.1          Conditions Precedent to the Obligation of the
                              Company to Close and to Sell the Securities........................20
         Section 4.2          Conditions Precedent to the Obligation of the
                              Purchasers to Close and to Purchase the Securities.................20

ARTICLE V           Certificate Legend...........................................................22
         Section 5.1          Legend.............................................................22

ARTICLE VI          Indemnification..............................................................23
         Section 6.1          General Indemnity..................................................23
         Section 6.2          Indemnification Procedure..........................................24

ARTICLE VII         Miscellaneous................................................................25
         Section 7.1          Fees and Expenses..................................................25
         Section 7.2          Specific Performance; Consent to Jurisdiction; Venue...............25
         Section 7.3          Entire Agreement; Amendment........................................26
         Section 7.4          Notices............................................................26
         Section 7.5          Waivers............................................................27
         Section 7.6          Headings...........................................................27
         Section 7.7          Successors and Assigns.............................................27
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                               TABLE OF CONTENTS
                                  (continued)
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         Section 7.8          No Third Party Beneficiaries.......................................27
         Section 7.9          Governing Law......................................................27
         Section 7.10         Survival...........................................................28
         Section 7.11         Counterparts.......................................................28
         Section 7.12         Publicity..........................................................28
         Section 7.13         Severability.......................................................28
         Section 7.14         Further Assurances.................................................28

                         COMMON STOCK PURCHASE AGREEMENT

          This COMMON STOCK PURCHASE AGREEMENT this ("Agreement"), dated as of November 27, 2005 by and between Delcath Systems, Inc., a Delaware corporation (the "Company"), and the purchasers listed on Exhibit A hereto (each a "Purchaser" and collectively, the "Purchasers"), for the purchase and sale of shares of the Company's common stock, par value $.01 per share (the "Common Stock") by the Purchasers.

          The parties hereto agree as follows:

                                   ARTICLE I.

                 PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

          Section 1.1. Purchase and Sale of Common Stock and Warrants.

          (a) Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, shares of Common Stock (the "Shares") at a price per share of $3.32 (the "Per Share Purchase Price") for an aggregate purchase price of up to $2,500,000 (the "Purchase Price"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

          (b) Upon the following terms and conditions, each of the Purchasers shall be issued (i) Series A Warrants, in substantially the form attached hereto as Exhibit B (the "Series A Warrants"), (ii) Series B Warrants, in substantially the form attached hereto as Exhibit C (the "Series B Warrants"), and (iii) Series C Warrants, in substantially the form attached hereto as Exhibit D (the "Series C Warrants" and together with the Series A Warrants and the Series B Warrants, the "Warrants"), to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A attached hereto. The Warrants shall have an exercise price equal to the Warrant Price (as defined in the respective Warrant) and shall be exercisable as stated therein. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

          Section 1.2. Purchase Price and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants, in each case, set forth opposite their respective names on Exhibit A. The closing of the purchase



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and sale of the Shares and Warrants to be acquired by the Purchasers from the
Company under this Agreement shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York 10036 (the "Closing") at such time and on such date as the Purchasers and the Company may agree upon (the "Closing Date"), provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. At the Closing, in addition to the items required to be delivered by the Company pursuant to Section 4.2 hereof, the Company shall deliver or cause to be delivered to each Purchaser (i) a certificate registered in the name of the Purchaser representing the number of Shares as is set forth opposite the name of such Purchaser on Exhibit A and (ii) a certificate representing each series of Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an account designated by the Company and receipt of funds to be confirmed by the bank.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows, as of the date hereof and the Closing Date, except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary (as defined in Section 2.1(g)) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any effect on the business, results of operations, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under the Transaction Documents (as defined below) in any material respect.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants and that certain Registration Rights Agreement by and among the Company and the Purchasers, dated as of the date hereof, substantially in the form of Exhibit E attached hereto (the "Registration Rights Agreement" and, together with this Agreement and the Warrants, the "Transaction Documents") and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery


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and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of the Company as of November 26, 2005 is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in this Agreement or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement or as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as set forth on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

          (d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrants, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company's Certificate of Incorporation (the "Certificate") or Bylaws (the "Bylaws"), each as amended to date, or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, or (iii) result in a


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violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or
(iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or as may be required for the Company to carry out its obligations under the Registration Rights Agreement).

          (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has during at least the two (2) years preceding the date hereof timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Form 10-QSB for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the "Form 10-QSB") and the Form 10-KSB for the fiscal year ended December 31, 2004 (the "Form 10-KSB") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB at the time of their respective filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the


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percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

          (h) No Material Adverse Change. Since September 30, 2005, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

          (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, since September 30, 2005, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          (j) No Undisclosed Events or Circumstances. Since September 30, 2005, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $300,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of liabilities for borrowed money of others in excess of $100,000, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.


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          (l) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect. All said leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

          (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.


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          (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the
Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

          (q) Disclosure. The Company confirms that it has not provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in
Section 2.2.

          (r) Operation of Business. Except as set forth on Schedule 2.1(r) hereto, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

          (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, there are no past or present events, conditions, circumstances,


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incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or would be reasonably likely to violate any Environmental Law after the Closing or that would be reasonably likely to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

          (t) Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

          (u) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and (iii) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

          (v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company's most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.


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



          (w) Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor, to its knowledge, anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor, to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

          (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents.

          (y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(y) hereto or disclosed in the Commission Documents. Except as set forth on Schedule 2.1(y) hereto or disclosed in the Commission Documents, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. Since September 30, 2005, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

          (z) Absence of Certain Developments. Except as provided on Schedule 2.1(z) hereto, since September 30, 2005, neither the Company nor any Subsidiary has:

               (i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

               (ii) borrowed any amount in excess of $300,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

               (iii) discharged or satisfied any lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business;

               (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

               (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $250,000, except in the ordinary course of business;

               (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $250,000, or disclosed any proprietary confidential information to any person except to participants in clinical trials, customers in the ordinary course of business or to the Purchasers or their representatives;

               (vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business;

               (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

               (ix) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

               (x) entered into any material transaction, whether or not in the ordinary course of business, other than the transactions contemplated by the Transaction Documents;

               (xi) made charitable contributions or pledges in excess of $25,000;

               (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

               (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

               (xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

          (aa) Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or could reasonably be expected to be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or
(c) of the Code.

          (cc) Delisting Notification. Except as provided on Schedule 2.1(cc) hereto, the Company has not received notice (written or oral) from the Nasdaq SmallCap Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such market.

          (dd) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

          (ee) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if such other offering, if integrated, would cause the offer and sale of the Securities not to be exempt from registration pursuant to Regulation D and Rule 506 thereof under the Securities Act. The Company does not have any registration statement pending before the Commission or currently under the Commission's review.

          (ff) Registration Rights. Except as described in Schedule 2.1(ff), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

          (gg) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock by the Purchasers on Form S-3 promulgated under the Securities Act.

          (hh) Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions or the date by which compliance therewith by the Company is required.

          Section 2.2. Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

          (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company, partnership or other action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners or members, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of such Purchaser's charter or organizational documents,
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser's respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect such Purchaser's ability to perform its obligations under the Transaction Documents.

          (d) Acquisition for Investment. Such Purchaser is purchasing the Shares and Warrants and will purchase any Warrant Shares for its owns account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell any of the Shares, Warrants or Warrant Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares, the Warrants or the Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Shares, the Warrants or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Shares, the Warrants or the Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

          (e) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

          (f) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

          (g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications. Such Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

          (h) Accredited Investor. Such Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

          (i) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

          (j) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

                                  ARTICLE III

                                    COVENANTS

      The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

          Section 3.1. Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

          Section 3.2. Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will use its commercially reasonable efforts to continue the listing or trading of its Common Stock on the Nasdaq SmallCap Market or any successor market.

          Section 3.3. Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

          Section 3.4. Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries.

          Section 3.5. Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall, promptly after filing with the Commission, furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Shares or Warrant Shares:

          (a) Quarterly Reports filed with the Commission on Form 10-QSB;

          (b) Annual Reports filed with the Commission on Form 10-KSB; and

          (c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

          Section 3.6. Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform its obligations under any Transaction Document.

          Section 3.7. Use of Proceeds. The net proceeds from the sale of the Shares will be used by the Company for working capital and general corporate purposes.

          Section 3.8. Reporting Status; Eligibility to Use Form S-3. So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 applicable to "resale" registrations on Form S-3 during the Effectiveness Period (as defined in the Registration Rights Agreement).

          Section 3.9. Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") no later than 9:00 A.M. Eastern Time on the first Trading Day following the date of execution of this Agreement. The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement and the form of each series of Warrant) as soon as practicable following the Closing Date but in no event more than two (2) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers. The Company shall not disclose the names of any of the Purchasers in the Press Release or Form 8-K without the prior written consent of the Purchasers. "Trading Day" means any day during which the Nasdaq SmallCap Market (or other principal exchange on which the Common Stock is traded) shall be open for trading.

          Section 3.10. Disclosure of Material Information. Except as may be required pursuant to Section 3.12 hereof, the Company covenants and agrees that neither it nor, to its knowledge, any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

          Section 3.11. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

          Section 3.12. Subsequent Placements.

          (a) From the date hereof until the effective date of the registration statement (the "Registration Statement") relating to the resale of the Shares and Warrant Shares (the "Blockout Period"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

          (b) From the end of the Blockout Period until the 12 month anniversary thereof, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 3.12(b).

               (i) The Company shall deliver to each Purchaser a written notice (the "Offer") of any proposed or intended issuance or sale or exchange of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and
(z) offer to issue and sell to or exchange with each Purchaser a pro rata portion of 50% of the Offered Securities equal to (A) the aggregate purchase price paid by each Purchaser divided by (B) the aggregate purchase price paid by the Purchasers for all of the Shares purchased hereunder (the "Basic Amount"), and with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

          (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the five (5) Trading Day period of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "Notice of

Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubcription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

               (iii) The Company shall have five (5) Trading Days from the expiration of the period set forth in Section 3.12(b)(ii) above (the "Subsequent Placement Closing Period") to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities"), but only to the offerees described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

               (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 3.12(b)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 3.12(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 3.12(b)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 3.12(b)(i) above.

               (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.12(b)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities in the form proposed by the Company for use in connection with the sale of any Refused Securities.

               (vi) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 3.12(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

          (c) The restrictions contained in paragraphs (a) and (b) of this Section shall not apply to Excluded Stock. "Excluded Stock" means (i) securities issued pursuant to a bona fide firm underwritten public offering of the Company's securities with an aggregate initial public offering price of at least $2,000,000 with a nationally recognized underwriter, (ii) securities issued pursuant to the terms of this Agreement or pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof provided that the terms of such securities have not changed after the date hereof, (iii) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) the issuance of shares of Common Stock or the issuance or grants of options to purchase shares of Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they now exist, (v) the Warrant Shares, (vi) securities issued (other than for cash) in connection with a merger, acquisition or consolidation of the Company, (vii) any warrants issued to the placement agent for the transactions contemplated by this Agreement, and (viii) any securities issued upon the conversion or exercise of any other securities issued in a Subsequent Placement provided that the terms of such securities have not changed, (ix) the sale of up to $500,000 of Common Stock on substantially the same terms of this Agreement, (x) a warrant exchange between the Company and the holders of warrants issued in connection with the Company's initial public offering in 2000, and (xi) the sale of up to 500,000 shares in an off-shore placement to not more than five investors in a transaction in connection with which the Company would not grant any of the investors registration rights.

          Section 3.13. Integration. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market.

          Section 3.14 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

                                   ARTICLE IV

                                   CONDITIONS

          Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Delivery of Purchase Price. The Purchase Price for the Shares shall have been delivered to the Company on the Closing Date in immediately available funds.

          (e) Voting Agreement. The voting agreement attached at Exhibit I hereto (the "Voting Agreement") shall have been duly executed and delivered by the Purchasers to the Company.

          (f) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

          Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of each Purchaser (x) to purchase the Securities is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below, and
(y) to exercise the Series B Warrant and to acquire and pay for the Warrant Shares issuable upon exercise of the Series B Warrant is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

          (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq SmallCap Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (f) Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, substantially in the form of Exhibit F hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

          (g) Shares and Warrants. At or prior to the Closing, the Company shall have delivered to the Purchasers certificates representing the Shares (in such denominations as each Purchaser may request) and certificates representing the Warrants, in each case, being acquired by the Purchasers at the Closing.

          (h) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

          (i) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the

Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

          (j) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the form of Exhibit E attached hereto.

          (k) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

                                   ARTICLE V

                               CERTIFICATE LEGEND

          Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DELCATH SYSTEMS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

          The Company agrees to reissue certificates representing any of the Shares or the Warrant Shares, without the legend set forth above if at such time, such holder thereof shall give written notice to the Company upon the occurrence of: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act, or (v) if such securities are eligible for sale under Rule 144(k) under the Securities Act and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company shall cause its counsel to issue the letter included in the Transfer Agent Instructions attached as Exhibit G hereto to the Company's transfer agent on the effective date of the registration statement. Following the effective date of the registration statement or at such earlier time as a legend is no longer required for certain securities, the Company will, no later than three business days following the receipt by the Company of notice that a Purchaser has delivered to the Company or the Company's transfer agent a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this
Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Shares or Warrant Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

                                   ARTICLE VI

                                 INDEMNIFICATION

Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers and their directors, officers, affiliates, agents, successors and assigns as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company and its directors, officers, affiliates, agents, successors and assigns as result of any inaccuracy in or breach of the representations or warranties made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

          Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VII

                                  MISCELLANEOUS

          Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) for one counsel to the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the transactions contemplated thereunder, which payment shall be made at Closing and shall not exceed $15,000 (exclusive of disbursements and out-of-pocket expenses), of which up to $10,000 of such $15,000 shall be paid to counsel for Iroquois Capital and may be withheld from the Purchase Price of Iroquois Capital at Closing, (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses.

          Section 7.2 Specific Performance; Consent to Jurisdiction; Venue.

          (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

          Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. Following the Closing, no provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of all Shares then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

          Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:           Delcath Systems, Inc.
                             1100 Summer Street, 3rd Floor
                             Stamford, Connecticut 06905
                             Attention: President and Chief Executive Officer
                             Tel. No.: (203) 323-8668
                             Fax No.: (203) 961-0120

with copies (which copies
shall not constitute notice
to the Company) to:          Murtha Cullina LLP
                             Whitney Grove Square
                             Two Whitney Avenue
                             New Haven, Connecticut 06503
                             Attention: Paul G. Hughes
                             Tel. No.: (203) 772-7700
                             Fax No.: (203) 772-7723

If to any Purchaser:         At the address of such Purchaser set forth on
                             Exhibit A to this Agreement.

with copies to:              Proskauer Rose LLP
                             1585 Broadway
                             New York, New York  10036-8299
                             Facsimile No.:  (212) 969-2900
                             Telephone No.:  (212) 969-3000

                             Attn:  Adam J. Kansler, Esq.

          Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.

          Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof and so long as any Purchaser is assigning at least 25,000 shares of Common Stock, such Purchaser may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

          Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 7.9 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND

NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

          Section 7.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing Date and the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing Date.

          Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

          Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

          Section 7.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

          Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrants and the Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                DELCATH SYSTEMS, INC.


                                By:      /s/ M. S. KOLY
                                   -------------------------------------------
                                   Name: M.S. Koly
                                   Title:President and Chief Executive Officer


                               PURCHASER:


                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                DELCATH SYSTEMS, INC.


                                By:
                                   -------------------------------------------
                                   Name: M.S. Koly
                                   Title:President and Chief Executive Officer


                               PURCHASER:

                                IROQUOIS MASTER FUND LTD.

                                By:     /s/ JOSHUA SILVERMAN
                                   -------------------------------------------
                                   Name: Joshua Silverman
                                   Title: Authorized Signatory

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                DELCATH SYSTEMS, INC.


                                By:
                                   -------------------------------------------
                                   Name: M.S. Koly
                                   Title:President and Chief Executive Officer


                               PURCHASER:

                                OMICRON MASTER TRUST

                                By:   /s/ BRUCE BERMSTEIN
                                   -------------------------------------------
                                   Name: Bruce Bernstein
                                   Title: Managing Partner

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                DELCATH SYSTEMS, INC.


                                By:
                                   -------------------------------------------
                                   Name: M.S. Koly
                                   Title:President and Chief Executive Officer


                               PURCHASER:

                                CRANSHIRE CAPITAL, LP

                                By:     /s/ MITCHELL R. KOPIN
                                   -------------------------------------------
                                   Name: Mitchell R. Kopin
                                   Title: President - Downsview Capital
                                          The Beneral Partner

                                    EXHIBIT A
                               LIST OF PURCHASERS


-------------------------------- ------------- ------------- --------------- -------------- ---------------
          Purchasers                Shares      Warrant A      Warrant B      Warrant C     Purchase Price
                                                 Shares         Shares         Shares
-------------------------------- ------------- ------------- --------------- -------------- ---------------
Iroquois Master Fund Ltd.          251,005        62,752        125,503         31,376         $833,334
641 Lexington Avenue, 28th
Floor
New York, NY 10022
Fac. No.: 212-207-3452
Ph. No.: 212-974-3070
Attn: Joshua Silverman
-------------------------------- ------------- ------------- --------------- -------------- ---------------
Omicron Master Trust               251,004        62,751        125,502         31,376         $833,333
650 Fifth Venue,
24th Floor
New York, NY 10019
Fac. No.: 212-258-2315
Ph. No.: 212-258-2315
Attn.: Brian Daly
-------------------------------- ------------- ------------- --------------- -------------- ---------------
Cranshire Capital, L.P.            251,004        62,751        125,502         31,376         $833,333
666 Dundee Road,
Suite 1901
Northbrook, IL  60062
-------------------------------- ------------- ------------- --------------- -------------- ---------------

             Total                 753,013       188,254        376,507         94,128        $2,500,000
-------------------------------- ------------- ------------- --------------- -------------- ---------------

                                    EXHIBIT B
                            FORM OF SERIES A WARRANT

                                    EXHIBIT C
                            FORM OF SERIES B WARRANT

                                    EXHIBIT D
                            FORM OF SERIES C WARRANT

                                    EXHIBIT E
                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F
                                 FORM OF OPINION

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as described in its Annual Report on Form 10-KSB for the year ended December 31, 2004. The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of Connecticut, the only jurisdiction in which the Company has an office based on its Annual Report on Form 10-KSB for the year ended December 31, 2004.

          2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares, the Warrants and the Warrant Shares. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents has been duly executed and delivered and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms. The Shares and the Warrant Shares are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

          3. The Shares and the Warrants have been duly authorized and, the Shares when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance, and when delivered against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

          4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Shares and the Warrants do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which has been filed as an exhibit to any of the Commission Documents, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party and which the Company has filed as an exhibit to any of the Commission Documents, or (d) result in a violation of any Federal, state or local statute, rule or regulation (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Shares, the Warrants and the Warrant Shares other than filings as may be required by applicable Federal and state securities laws.

          6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against or involving the Company or any of its properties or assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. To our knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such that could reasonable be likely be expected to have a Material Adverse Effect.

          7. Assuming the accuracy of the representations and warranties made by each of the Purchasers in the Investor Questionnaire Certification completed by such Purchaser and that the Securities were not offered by means of any form of general or public solicitation or general advertising or publicly disseminated advertisements or sales literature, the offer, issuance and sale of the Shares and the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended.

          8. The Company currently meets the "registrant eligibility" requirements set forth in the general instructions to Form S-3 applicable to "resale" registrations on Form S-3.

                                    EXHIBIT G
                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS